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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                           ___________________________


                                     FORM 8-K



                                  CURRENT REPORT
                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934



                 Date of Report (Date of earliest event reported):
                                September  25, 1995

                     _________________________________________


                                      TEXACO INC.
              (Exact name of registrant as specified in its charter)



         Delaware                          1-27                74-1383447
(State or other jurisdiction of      (Commission File       (I.R.S. Employer
      incorporation)                     Number)         Identification Number)


   2000 Westchester Avenue,                                       10650
    White Plains, New York                                      (Zip Code)
(Address of principal executive offices)


                                   (914) 253-4000

                (Registrant's telephone number, including area code)

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

Item 5. Other Events
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1.  On September 25, 1995, the Registrant announced it had signed an agreement with Ethyl Corporation, a fuel and lubricant additives manufacturer, for the sale of the Registrant's worldwide lubricant additives business for an undisclosed price. The plan to sell the Registrant's lubricant additives operations, which had been a division of Texaco Chemical Company (TCC), was announced in December 1993 when it was separated from the sale of TCC to Huntsman Corporation. At that time, the Registrant agreed to work with Huntsman to determine if there was an appropriate third-party buyer or an operating arrangement for the lubricant additives business. Subsequently, in February 1995, the Registrant and Huntsman Corporation announced the intention to form a joint venture to own and operate the lubricant additives business. Those discussions now have been terminated. The sale to Ethyl, which is subject to approval by appropriate regulatory agencies and antitrust review under the Hart-Scott-Rodino Act, is expected to be completed by the end of 1995.

    In this connection, on September 25, 1995, the Registrant issued a press release entitled "Texaco To Sell Worldwide Lubricant Additives Business To Ethyl Corporation", a copy of which is attached hereto as Exhibit 99.1 and made a part of hereof.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
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(c)  Exhibits

     99.1 Copy of press release issued by Texaco Inc. dated September 25, 1995, entitled "Texaco To Sell Worldwide Lubricant Additives Business To Ethyl Corporation."







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                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                                              TEXACO INC.
                                                           -----------------
                                                              (Registrant)





                                                     By:       R. E. KOCH
                                                          ---------------------
                                                          (Assistant Secretary)





Date:  September 26,1995
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